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                                                                   EXHIBIT 23.3



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 20, 1996 on the financial statements of IMD Corporation, included in Capstone Pharmacy Services, Inc.'s Form 8-K/A for the years ended December 31, 1995, 1994 and 1993 and to all references to our firm included in this registration statement.



                     /s/ Blackman Kallick Bartelstein, LLP



Chicago, Illinois
July 9, 1996